EXHIBIT 10.1

TRIMBLE NAVIGATION LIMITED

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
(as amended March 6, 2009)

The following constitute the provisions of the Employee Stock Purchase Plan of Trimble Navigation Limited.

1.            Purpose.  The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.  It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended, although the Company makes no undertaking nor representation to maintain such qualification.  In addition, this Plan document authorizes the grant of options under a non-423(b) component to the Plan which do not qualify under Section 423(b) of the Code pursuant to rules, procedures or sub-plans adopted by the Board (or a committee authorized by the Board) designed to achieve tax, securities law compliance or other Company objectives.

2.             Definitions.

(a)           “Board” shall mean the Board of Directors of the Company.

(b)           “Brokerage Account” means the general securities brokerage account, or such other account or record determined appropriate by the Company, established and maintained for the Plan with any entity selected by the Company, in its discretion, to assist in the administration of, and purchase of shares under the Plan.

(c)           “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)           “Common Stock” shall mean the Common Stock of the Company.

(e)           “Code Section 423(b) Plan Component” means the component of this Plan which is designed to meet the requirements set forth in Section 423(b) of the Code.  The provisions of the Code Section 423(b) Plan Component shall be construed, administered and enforced in accordance with Section 423(b) of the Code.

(f)           “Company” shall mean Trimble Navigation Limited.

(g)           “Compensation” shall mean all regular straight time gross earnings,  commissions, overtime, shift premium, lead pay and other similar compensation, but excluding bonuses resulting from any profit sharing plans, automobile allowances, relocation and other non-cash compensation.  Unless determined otherwise by the Board (or a committee authorized by the Board), “Compensation” shall not include incentive bonuses.

(h)           “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee.  Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, or one of its Subsidiaries, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

(i)            “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.  The Board (or a committee authorized by the Board) will determine whether employees of any Designated Subsidiary shall participate in the Code Section 423(b) Plan Component or the Non-423(b) Plan Component.

(j)            “Employee” shall mean any person, including an officer, who is an employee of the Company or a Designated Subsidiary.  The Board (or a committee authorized by the Board) shall have the discretion to limit offerings under the Plan to employees of the Company or a Designated Subsidiary whose customary employment with the Company or a Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year, provided that these eligibility requirements are applied uniformly to employees offered participation in the Code Section 423(b) Plan Component of the Plan.

(k)           “Enrollment Date” shall mean the first day of each Offering Period.

(l)            “Exercise Date” shall mean the last day of each Offering Period.

(m)          “Maximum Offering” shall mean, with respect to some or all participants in the Non-423(b) Plan Component, a maximum number or value of shares of the Common Stock made available for purchase in a specified period (e.g., a 12-month period) in specified countries, locations or to Employees of specified Designated Subsidiaries. Such maximum shall be determined by the Board (or a committee authorized by the Board) in such a manner as to avoid securities filings, to achieve certain tax results or to meet other Company objectives.

(n)           “Non-423(b) Plan Component” means a component of this Plan which does not meet the requirements set forth in Section 423(b) of the Code, as amended.

(o)           “Offering Period” shall mean a period of six (6) months during which an option granted pursuant to the Plan may be exercised, or different period as determined by the Board, provided no Offering Period exceeds twenty-seven (27) months.  Notwithstanding the foregoing, the first Offering Period shall commence August 15, 1988 and end December 31, 1988 and the Offering Period commencing July 1, 2006 shall end February 28, 2007.

(p)           “Option Price” shall mean the lower of (i) eighty-five percent (85%) of the fair market value of a share of Common Stock on the Enrollment Date or (ii) eighty-five percent (85%) of the fair market value of a share of Common Stock on the Exercise Date unless the Board (or a committee authorized by the Board) sets an option price higher than this amount.

(q)           “Plan” shall mean this Amended and Restated Employee Stock Purchase Plan, as set forth in this document and as hereafter amended from time to time, which includes a Code Section 423(b) Plan Component and a Non-423(b) Plan Component.

(r)            “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.             Eligibility.

(a)      Any Employee as defined in paragraph 2 who is employed by the Company or a Designated Subsidiary at the time that the subscription agreement is required to be submitted for a given Offering Period is eligible to participate in the Plan for that Offering Period (subject to paragraph 10 below).  However, the Board (or a committee authorized by the Board) shall have the discretion to set a minimum waiting period for Employees to become eligible to participate in an Offering Period provided that period is not more than two (2) years after employment with the Company or a Designated Subsidiary begins.  However, notwithstanding the foregoing, for purposes of the first Offering Period only, any Employee defined in paragraph 2 who was employed by the Company or one of its Subsidiaries as of August 9, 1988 shall be eligible to participate in the Plan.

(b)      Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time (or other such limit, as imposed under Section 423 of the Code or final regulations issued thereunder).

4.             Offering Periods.  The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on or about January 1 and July 1 of each year; provided, however, that the first Offering Period shall commence on or about August 15, 1988.  Effective in 2007 and thereafter new Offering Periods shall commence on or about March 1 and September 1 of each year. The Plan shall continue thereafter until terminated in accordance with paragraph 19 hereof.  Subject to the shareholder approval requirements of paragraph 19, the Board shall have the power to change the commencement or duration of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.  The Board (or a committee authorized by the Board) may decide that for administrative reasons, the payroll deductions related to the last pay date during the Offering Period will not be applied to the purchase of shares for that particular Offering Period, but instead will be rolled over to the following Offering Period (provided that the participant is participating in the following Offering Period).

5.             Participation.

(a)      An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form required by the Company and filing it with the Company (or third party designated by the Company) by the time specified by the Company, as set forth in the subscription agreement, unless a later time for filing the subscription agreement is set by the Board (or a committee authorized by the Board) for all eligible Employees with respect to a given Offering Period.

(b)      A participant’s authorized payroll deductions shall be deducted from each paycheck paid during an Offering Period and shall continue until changed by the participant, as provided in paragraph 10 or by amendment or termination of this Plan.

6.             Payroll Deductions.

(a)      At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he receives on each payday during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the participant's aggregate Compensation during said Offering Period.

(b)      All payroll deductions made for a participant shall be credited to his or her account under the Plan.  A participant may not make any additional payments into such account.

(c)      A participant may discontinue his or her participation in the Plan as provided in paragraph 10, or may decrease, but not increase, the rate of his or her payroll deductions during the Offering Period (within the limitations of paragraph 6(a)) by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate.  The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement.  A participant's subscription agreement shall remain in effect for successive Offering Periods unless revised as provided herein or terminated as provided in paragraph 10.

(d)      Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and paragraph 3(b) herein, a participant's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year (the “Current Offering Period”) that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $21,250.  Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 10.

(e)      Notwithstanding any provisions to the contrary in the Plan, the Board may allow Employees to participate in the Plan via cash contributions instead of payroll deductions if payroll deductions are not permitted under applicable local law (and if the Employee is participating in the Non-423(b) Plan Component if not permitted under Section 423 of the Code).

7.             Grant of Option.

(a)      On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date of  such Offering Period up to a number of shares of Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the Option Price; provided that in no event shall an Employee be permitted to purchase more than 12,500 shares of Common Stock on any Exercise Date (as adjusted pursuant to paragraph 18, if applicable), and provided further that such purchase shall be subject to the limitations set forth in paragraphs 3(b) and 12 hereof. Exercise of the option shall occur as provided in paragraph 8, unless the participant has withdrawn pursuant to paragraph 10, and shall expire on the last day of the Offering Period.  Fair market value of a share of Common Stock shall be determined as provided in paragraph 7(b) herein.

(b)      The fair market value of Common Stock on a given date shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be the closing price of the Common Stock for such date, as reported by the NASDAQ National Market System, or, in the event the Common Stock is listed on a different stock exchange, the fair market value per share shall be the closing price on such exchange on such date, as reported in the Wall Street Journal, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported.

8.             Exercise of Option.  Unless a participant withdraws from the Plan as provided in paragraph 10 below, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of whole shares subject to the option shall be purchased for such participant at the applicable option price with the accumulated payroll deductions in his or her account.  The shares purchased hereunder will be credited to the Brokerage Account.  No fractional shares will be purchased and any payroll deductions accumulated in a participant's account which are not used to purchase shares shall remain in the participant’s account for the subsequent Offering Period, subject to an earlier withdrawal as provided in paragraph 10.  During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9.             Delivery.  A participant hereunder may elect at any time on a form acceptable to the Company to have all or part of the shares credited to the Brokerage Account on his or her behalf sold at participant’s expense and cash paid to participant.  A participant under the Code Section 423(b) Plan Component hereunder may elect, at any time after two (2) years following the Exercise Date of any Offering Period and on a form acceptable to the Company, to have all or part of the shares purchased with respect to such Offering Period and credited to the Brokerage Account on his or her behalf: (i) transferred to the participant’s individual brokerage account established at the participant’s expense; (ii) issued to the participant or his or her designee in the form of a stock certificate.

10.           Withdrawal; Termination of Employment.

(a)      A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company (or third party designated by the Company) in the form required by the Company.  All of the participant's payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period.  If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b)      Upon termination of the participant’s Continuous Status as an Employee prior to the Exercise Date for any reason, including retirement or death, (i) the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under paragraph 14, and such participant’s option will be automatically terminated, and (ii) the participant’s interest in the Brokerage Account shall be liquidated in the following manner.  As part of the procedure to liquidate the participant’s interest in the Brokerage Account, the participant may elect in writing, on a form acceptable to the Company and received by the designated person at the Company within thirty (30) days of the termination, to have the number of shares credited to the Brokerage Account on behalf of the participant sold at the participant’s expense and cash paid to the participant, or to have such shares transferred to the participant’s individual brokerage account established at the participant’s expense.  If the participant does not request a sale or transfer by the deadline set forth above or requests to receive a stock certificate, a certificate for the shares credited to the Brokerage Account on his or her behalf will be issued to the participant.

(c)      A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11.           Interest.  No interest shall accrue on the payroll deductions of a participant in the Plan, except as may be required by applicable law, as determined by the Company, for participants in the Non-423(b) Plan Component (or the Code Section 423(b) Plan Component if permitted under Code Section 423).

12.           Stock.

(a)      The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 15,550,000 million shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18.  If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan or the Maximum Offering, if any, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.  The pro rata allocation shall be limited, in the case of exceeding the Maximum Offering, to those participants in the countries, locations or Designated Subsidiaries in the specified Maximum Offering.

(b)      The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

(c)      Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

13.           Administration.  The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board.  The administration, interpretation or application of the Plan by the Board or its committee shall be final, conclusive and binding upon all participants.  Members of the Board who are eligible Employees are permitted to participate in the Plan.

14.           Designation of Beneficiary.

(a)      If permitted by the Board (or a committee authorized by the Board), a participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash.  In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option, if permitted by the Board (or a committee authorized by the Board).

(b)      Such designation of beneficiary may be changed by the participant at any time by written notice.  In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor, administrator or personal representative of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.           Transferability.  Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with paragraph 10.

16.           Use of Funds.  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.           Reports.  Individual accounts will be maintained for each participant in the Plan.  Statements of account will be given to participating Employees semi-annually promptly following the Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

18.           Adjustments Upon Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.   In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, any Offering Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) and any Offering Periods then in progress shall end on the New Exercise Date.  The New Exercise Date shall be before the date of the Company’s proposed sale or merger.  The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in paragraph 10 hereof.

19.           Amendment or Termination.  The Board may, at any time and for any reason, terminate or amend the Plan.  Except as provided in paragraph 18, no such termination can adversely affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders.  In addition, to the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as so required.

20.           Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.           Shareholder Approval.  Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Plan is adopted.  Such shareholder approval shall be obtained in the manner and degree required under the applicable state and federal tax and securities laws.

22.           Conditions Upon Issuance of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.           Tax Withholding.  The Company or any Subsidiary, as appropriate, shall have the authority and the right to deduct or withhold, or require an Employee to remit to the Company or one of its Subsidiaries, an amount sufficient to satisfy U.S. federal, state, and local taxes and taxes imposed by jurisdictions outside of the United States (including income tax, social insurance contributions, payment on account and any other taxes that may be due) required by law to be withheld with respect to any taxable event concerning an Employee arising as a result of his or her participation in the Plan or to take such other action as may be necessary in the opinion of the Company or a Subsidiary, as appropriate, to satisfy withholding obligations for the payment of taxes.  The Board (or a committee authorized by the Board) may in its discretion and in satisfaction of the foregoing requirement, allow a participant to elect to have the Company withhold shares otherwise issuable at exercise (or allow the return of shares) having a fair market value equal to the sums required to be withheld.  No shares shall be delivered hereunder to any Employee until the Employee or such other person has made arrangements acceptable to the Company for the satisfaction of these tax obligations with respect to any taxable event concerning the Employee’s participation in the Plan.

24.           No Right to Employment or Services.  Nothing in the Plan or any subscription agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Employee’s employment at any time, nor confer upon any Employee any right to continue in the employ of the Company or any Subsidiary.

25.           Code Section 409A.  The Code Section 423(b) Plan Component is exempt from the application of section 409A of the Code.  The Non-423(b) Plan Component is intended to be exempt from section 409A of the Code under the short-term deferral exception and any ambiguities in the Plan shall be construed and interpreted in accordance with such intent.  In furtherance of this interest, any provision in the Plan to the contrary notwithstanding, if the Board determines that an option to purchase Common Stock granted under the Plan may be subject to section 409A of the Code or that any provision in the Plan would cause an option under the Plan to be subject to  section 409A of the Code, the Board may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Board determines is necessary or appropriate, in each case, without the participant's consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with section 409A of the Code, but only to the extent any such amendments or action by the Board would not violate section 409A of the Code.  Anything in the foregoing to the contrary notwithstanding, the Company shall have no liability to a participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with section 409A of the Code is not so exempt or compliant or for any action taken by the Board or a committee appointed by the Board with respect thereto.  The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with section 409A of the Code.

26.           Term of Plan.  The Plan shall continue in effect until September 30, 2018 unless sooner terminated under paragraph 19.

27.           Governing Law; Severability.  The Plan and all determinations made and actions taken thereunder shall be governed by the internal substantive laws, and not the choice of law rules, of the State of California and construed accordingly, to the extent not superseded by applicable federal law.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.

TRIMBLE NAVIGATION LIMITED
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT
FOR EMPLOYEES IN THE U.S.

Location

	Original Application	Enrollment Date:
Change in Payroll Deduction Rate
Change of Beneficiary(ies)

1.                                                            hereby elects to participate in the Trimble Navigation Limited Amended and Restated Employee Stock Purchase Plan (the “Stock Purchase Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Stock Purchase Plan.  All capitalized terms not defined in this Subscription Agreement shall have the same meanings as set forth in the Stock Purchase Plan.

2.      I hereby authorize payroll deductions from each paycheck in the amount of _____% of my Compensation on each payday (not to exceed 10%) during the Offering Period in accordance with the Stock Purchase Plan.

________ Include bonuses as part of Compensation subject to payroll deduction.

________ Exclude bonuses from Compensation subject to payroll deduction.

3.      I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Stock Purchase Plan.  I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4.      I have received a copy of the complete “Trimble Navigation Limited Amended and Restated Employee Stock Purchase Plan.”  I understand that my participation in the Stock Purchase Plan is in all respects subject to the terms of the Stock Purchase Plan.  I understand that the grant of the option by the Company under this Subscription Agreement is subject to obtaining shareholder approval of the Stock Purchase Plan.

5.      Shares purchased for me under the Stock Purchase Plan should be issued in the name(s) of:

6.      I understand that if I am a U.S. tax resident and I dispose of any shares received by me pursuant to the Stock Purchase Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares), I will be treated for U.S. federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were delivered to me over the price which I paid for the shares.  I hereby agree to notify the Company in writing within 30 days after the date of any such disposition.  However, if I dispose of such shares at any time after the expiration of the 2-year holding period, I understand that I will be treated for U.S. federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares under the option, or (2) the excess of the fair market value of the shares over the option price, measured as if the option had been exercised on the Enrollment Date.  The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7.      I hereby agree to be bound by the terms of the Stock Purchase Plan.  The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Stock Purchase Plan.

8.      In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Stock Purchase Plan:

NAME: (Please print)

	(First)	(Middle)	(Last)

Relationship

(Address)

NAME: (Please print)

	(First)	(Middle)	(Last)

Relationship

(Address)

Employee’s Social Security Number:

Employee’s Address:

9.           Regardless of any action the Company and/or my actual employer if the Company is not my employer (collectively, the “Company”) takes with respect to any or all income tax, social security, payroll tax, payment on account or other tax-related items relating to my participation in the Stock Purchase Plan and legally applicable to me (“Tax-Related Items”), I acknowledge that the ultimate liability for all Tax-Related Items is and remains my responsibility and may exceed the amount actually withheld by the Company.  I further acknowledge that the Company (1) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the stock purchase right grant, including the grant, purchase of shares, the subsequent sale of shares of Common Stock acquired pursuant to such purchase and the receipt of any dividends; and (2) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the stock purchase rights to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result.  Further, if I have become subject to tax in more than one jurisdiction during the Offering Period, I acknowledge that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the purchase of shares, I shall pay or make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items.  In this regard, I authorize the Company, or its agents, at its discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (a) withholding from Compensation paid in cash to me by the Company; or (b) withholding from the proceeds of the sale of shares of Common Stock that I acquire, either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization); or (c) withholding in shares of Common Stock to be issued to me.

To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates.  If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, I am deemed to have been issued the full number of shares of Common Stock purchased, notwithstanding that some shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of my participation in the Stock Purchase Plan.

Finally, I shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of my participation in the Stock Purchase Plan or my purchase of shares of Common Stock that cannot be satisfied by the means previously described.  The Company may refuse to honor the purchase and refuse to issue and/or deliver the shares of Common Stock if I fail to comply with my obligations in connection with the Tax-Related Items.

10.           The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the Stock Purchase Plan, or my acquisition or sale of the underlying shares of Common Stock; and I am advised to consult with my own personal tax, legal and financial advisors regarding my participation in the Stock Purchase Plan before taking any action related to the Stock Purchase Plan.

11.           In accepting the grant, I acknowledge that: (a) the Stock Purchase Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time; (b) the grant of stock purchase rights is voluntary and occasional and does not create any contractual or other right to receive future grants, or benefits in lieu of grants, even if stock purchase rights have been granted repeatedly in the past; (c) all decisions with respect to future grants of stock purchase rights, if any, will be at the sole discretion of the Company; (d) my participation in the Stock Purchase Plan shall not create a right to further employment with the Company and shall not interfere with the ability of the Company or my actual employer if the Company is not my employer to terminate my employment relationship at any time with or without cause; (e) I am voluntarily participating in the Stock Purchase Plan; (f) the stock purchase rights and the underlying shares of Common Stock are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company, and which is outside the scope of my employment contract, if any; (g) the stock purchase rights and the underlying shares of Common Stock are not intended to replace any pension rights or compensation; (h) the stock purchase rights are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, unfair dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary; (i) the grant will not be interpreted to form an employment contract or relationship with the Company or any Subsidiary; (j) the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty; (k) the value of shares purchased may increase or decrease in value, even below the purchase price; (l) in consideration of the grant, no claim or entitlement to compensation or damages shall arise from termination of the stock purchase rights or diminution in value of the shares of Common Stock purchased under the Stock Purchase Plan resulting from termination of my employment by the Company (for any reason whatsoever and whether or not in breach of local labor laws), and I irrevocably release the Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, I shall be deemed irrevocably to have waived my entitlement to pursue such claim; (m) in the event of termination of my employment (whether or not in breach of local labor laws), my right to receive the stock purchase rights and purchase shares under the Stock Purchase Plan, if any, will terminate effective as of the date that I am no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of termination of employment (whether or not in breach of local labor laws) and the Board shall have the exclusive discretion to determine when I am no longer actively employed for purposes of my grant; and (n) the purchase rights and benefits under the Stock Purchase Plan, if any, will not automatically transfer to another company in the case of a merger, takeover or transfer of liability.

12.           The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the Stock Purchase Plan, or my acquisition or sale of the underlying shares of Common Stock.  I am hereby advised to consult with my own personal tax, legal and financial advisors regarding my participation in the Stock Purchase Plan before taking any action related to the Stock Purchase Plan.

13.           I hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in this document by and among, as applicable, the Company and its Subsidiaries for the exclusive purposes of implementing, administering and managing my participation in the Stock Purchase Plan.  I understand that the Company may hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all options or any other entitlement to shares of Common Stock awarded, canceled, exercised or outstanding in my favor, for the purpose of implementing, administering and managing the Stock Purchase Plan (“Data”).  I understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Stock Purchase Plan, that these recipients may be located outside the United States and may have different data privacy laws and protections.  I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources representative.  I authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing my participation in the Stock Purchase Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom I may elect to deposit any shares of Common Stock acquired upon purchase of shares under the Stock Purchase Plan.  I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Stock Purchase Plan.  I understand that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative.  I understand, however, that refusing or withdrawing my consent may affect my ability to participate in the Stock Purchase Plan.  For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.

14.           The grant of stock purchase rights and the provisions of this Subscription Agreement are governed by, and subject to, the laws of the State of California, without regard to conflicts of law provisions.  For purposes of litigating any dispute that arises under this grant or the agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, agree that such litigation shall be conducted in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, where this grant is made and/or to be performed.

15.           The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Stock Purchase Plan by electronic means.  I hereby consent to receive such documents by electronic delivery and agree to participate in the Stock Purchase Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

16.           The provisions of this Subscription Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

17.           The Company reserves the right to impose other requirements on my participation in the Stock Purchase Plan, on the grant of purchase rights and on any shares of Common Stock acquired under the Stock Purchase Plan, to the extent the Company determines it is necessary or advisable in order to comply with applicable law or facilitate administration of the Stock Purchase Plan, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

18.           I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
Signature of Employee

TRIMBLE NAVIGATION LIMITED
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT
FOR EMPLOYEES OUTSIDE THE U.S.

Location

	Original Application	Enrollment Date:
Change in Payroll Deduction Rate
Change of Beneficiary(ies)

1.                                                            hereby elects to participate in the Trimble Navigation Limited Amended and Restated Employee Stock Purchase Plan (the “Stock Purchase Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement, including any special terms and conditions for my country in any appendix hereto (the “Appendix”) and the Stock Purchase Plan.  All capitalized terms not defined in this Subscription Agreement shall have the same meanings as set forth in the Stock Purchase Plan.

2.      I hereby authorize payroll deductions from each paycheck in the amount of _____% of my Compensation on each payday (not to exceed 10%) during the Offering Period in accordance with the Stock Purchase Plan.

________ Include bonuses as part of Compensation subject to payroll deduction.

________ Exclude bonuses from Compensation subject to payroll deduction.

3.      I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Stock Purchase Plan.  I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4.      I have received a copy of the complete “Trimble Navigation Limited Amended and Restated Employee Stock Purchase Plan.”  I understand that my participation in the Stock Purchase Plan is in all respects subject to the terms of the Stock Purchase Plan.  I understand that the grant of the option by the Company under this Subscription Agreement is subject to obtaining shareholder approval of the Stock Purchase Plan.

5.      Shares purchased for me under the Stock Purchase Plan should be issued in the name(s) of.

6.      I understand that if I am a U.S. tax resident and I dispose of any shares received by me pursuant to the Stock Purchase Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares), I will be treated for U.S. federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were delivered to me over the price which I paid for the shares.  I hereby agree to notify the Company in writing within 30 days after the date of any such disposition.  However, if I dispose of such shares at any time after the expiration of the 2-year holding period, I understand that I will be treated for U.S. federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares under the option, or (2) the excess of the fair market value of the shares over the option price, measured as if the option had been exercised on the Enrollment Date.  The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7.      I hereby agree to be bound by the terms of the Stock Purchase Plan.  The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Stock Purchase Plan.

8.      Regardless of any action the Company or my employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items relating to my participation in the Stock Purchase Plan and legally applicable to me (“Tax-Related Items”), I acknowledge that the ultimate liability for all Tax-Related Items is and remains my responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the stock purchase right grant, including the grant, purchase of shares, the subsequent sale of shares of Common Stock acquired pursuant to such purchase and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the stock purchase rights to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result.  Further, if I have become subject to tax in more than one jurisdiction during the Offering Period, I acknowledge that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the purchase of shares, I shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, I authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (a) withholding from Compensation paid in cash to me by the Company and/or the Employer; or (b) withholding from the proceeds of the sale of shares of Common Stock that I acquire, either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization); or (c) withholding in shares of Common Stock to be issued to me.

To avoid negative accounting treatment, the Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates.  If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, I am deemed to have been issued the full number of shares of Common Stock purchased, notwithstanding that some shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of my participation in the Stock Purchase Plan.

Finally, I shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of my participation in the Stock Purchase Plan or my purchase of shares of Common Stock that cannot be satisfied by the means previously described.  The Company may refuse to honor the purchase and refuse to issue and/or deliver the shares of Common Stock if I fail to comply with my obligations in connection with the Tax-Related Items.

9.           The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the Stock Purchase Plan, or my acquisition or sale of the underlying shares of Common Stock; and I am advised to consult with my own personal tax, legal and financial advisors regarding my participation in the Stock Purchase Plan before taking any action related to the Stock Purchase Plan.

10.           In accepting the grant, I acknowledge that: (a) the Stock Purchase Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time; (b) the grant of stock purchase rights is voluntary and occasional and does not create any contractual or other right to receive future grants, or benefits in lieu of grants, even if stock purchase rights have been granted repeatedly in the past; (c) all decisions with respect to future grants of stock purchase rights, if any, will be at the sole discretion of the Company; (d) my participation in the Stock Purchase Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate my employment relationship at any time with or without cause; (e) I am voluntarily participating in the Stock Purchase Plan; (f) the stock purchase rights and the underlying shares of Common Stock are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of my employment contract, if any; (g) the stock purchase rights and the underlying shares of Common Stock are not intended to replace any pension rights or compensation; (h) the stock purchase rights are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, unfair dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer or any Subsidiary; (i) the grant will not be interpreted to form an employment contract or relationship with the Company or any Subsidiary; (j) the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty; (k) the value of shares purchased may increase or decrease in value, even below the purchase price; (l) in consideration of the grant, no claim or entitlement to compensation or damages shall arise from termination of the stock purchase rights or diminution in value of the shares of Common Stock purchased under the Stock Purchase Plan resulting from termination of my employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and I irrevocably release the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, I shall be deemed irrevocably to have waived my entitlement to pursue such claim; (m) in the event of termination of my employment (whether or not in breach of local labor laws), my right to receive the stock purchase rights and purchase shares under the Stock Purchase Plan, if any, will terminate effective as of the date that I am no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of termination of employment (whether or not in breach of local labor laws) and the Board shall have the exclusive discretion to determine when I am no longer actively employed for purposes of my grant; and (n) the purchase rights and benefits under the Stock Purchase Plan, if any, will not automatically transfer to another company in the case of a merger, takeover or transfer of liability.

11.           The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the Stock Purchase Plan, or my acquisition or sale of the underlying shares of Common Stock.  I am hereby advised to consult with my own personal tax, legal and financial advisors regarding my participation in the Stock Purchase Plan before taking any action related to the Stock Purchase Plan.

12.          I hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in this document by and among, as applicable, the Employer, and the Company and its Subsidiaries for the exclusive purposes of implementing, administering and managing my participation in the Stock Purchase Plan.  I understand that the Company and the Employer may hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all options or any other entitlement to shares of Common Stock awarded, canceled, exercised or outstanding in my favor, for the purpose of implementing, administering and managing the Stock Purchase Plan (“Data”).  I understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Stock Purchase Plan, that these recipients may be located in my country or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than my country.  I understand that I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources representative.  I authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing my participation in the Stock Purchase Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom I may elect to deposit any shares of Common Stock acquired upon purchase of shares under the Stock Purchase Plan.  I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the Stock Purchase Plan.  I understand that I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative.  I understand, however, that refusing or withdrawing my consent may affect my ability to participate in the Stock Purchase Plan.  For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.

13.           The grant of stock purchase rights and the provisions of this agreement are governed by, and subject to, the laws of the State of California, USA, without regard to conflicts of law provisions.  For purposes of litigating any dispute that arises under this grant or the agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, USA, agree that such litigation shall be conducted in the courts of Santa Clara County, California, USA, or the federal courts for the United States for the Northern District of California, where this grant is made and/or to be performed.

14.           If I have received this Subscription Agreement or any other document related to the Stock Purchase Plan translated into a language other than English and if meaning of the translated version is different than the English version, the English version will control.

15.           The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Stock Purchase Plan by electronic means.  I hereby consent to receive such documents by electronic delivery and agree to participate in the Stock Purchase Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

16.           The provisions of this Subscription Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

17.           Notwithstanding any provisions in this Subscription Agreement to the contrary, the grant of purchase rights shall be subject to any special terms and conditions for my country set forth in the Appendix.  Moreover, if I relocate to one of the countries included in the Appendix, the special terms and conditions for such country apply to me, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with applicable law or facilitate administration of the Stock Purchase Plan.  The Appendix constitutes part of this Subscription Agreement.

18.           The Company reserves the right to impose other requirements on my participation in the Stock Purchase Plan, on the grant of purchase rights and on any shares of Common Stock acquired under the Stock Purchase Plan, to the extent the Company determines it is necessary or advisable in order to comply with applicable law or facilitate administration of the Stock Purchase Plan, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

19.           I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
Signature of Employee

APPENDIX OF
SPECIAL TERMS AND CONDITIONS TO THE
TRIMBLE NAVIGATION LIMITED
AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT
FOR EMPLOYEES OUTSIDE THE U.S.

TERMS AND CONDITIONS

This Appendix, which is part of the Subscription Agreement, includes additional terms and conditions that govern my participation in the Stock Purchase Plan and that will apply to me if I am in one of the countries listed below.  Unless otherwise defined herein, capitalized terms set forth in this Appendix shall have the meanings ascribed to them in the Stock Purchase Plan or the Subscription Agreement.

NOTIFICATIONS

This Appendix also includes information regarding securities, exchange control and certain other issues of which I should be aware with respect to my participation in the Stock Purchase Plan.  The information is based on the securities, exchange control and other laws in effect in the respective countries as of March 2009.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that I not rely on the information in this Appendix as the only source of information relating to the consequences of my participation in the Stock Purchase Plan because such information may be outdated when the shares of Common Stock are purchased and/or when I sell any shares acquired at purchase.

In addition, the information contained herein is general in nature and may not apply to my particular situation.  As a result, the Company is not in a position to assure me of any particular result.  The Company therefore advises me to seek appropriate professional advice as to how the relevant laws in my country may apply to my particular situation.

Finally, if I am a citizen or resident of a country other than that in which I currently am working, the information contained herein may not apply to me.

ALL EUROPEAN ECONOMIC AREA COUNTRIES

TERMS AND CONDITIONS

Securities Law Restriction.  If I work in a country located in the European Economic Area (“EEA”), my participation in the Stock Purchase Plan may be further limited as a result of applicable securities laws.  Specifically, contributions from employees working in the EEA will be limited to less than an aggregate amount of €2.5 million on an annual basis.  It is also possible that certain other equity awards in the EEA will count against this €2.5 million threshold.  I understand that, if employees in the EEA elect to contribute more than this amount during any year, participation rates will be prorated to ensure that this threshold is not exceeded.  If my participation will be prorated, I will receive a notice from the Company explaining the proration.

AUSTRALIA.

TERMS AND CONDITIONS

Australian Addendum.  I understand and agree that my right to participate in the Stock Purchase Plan and any stock purchase rights granted under the Stock Purchase Plan are subject to an Australian Addendum to the Stock Purchase Plan.  My right to purchase shares of Common Stock is subject to the terms and conditions stated in the Australian Addendum, the Offer Document, the Stock Purchase Plan and the Subscription Agreement.

NOTIFICATIONS

Securities Law Information.  If I acquire shares under the Stock Purchase Plan and offer the shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law, and I should obtain legal advice regarding any applicable disclosure obligations prior to making any such offer.

Exchange Control Information.  Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers.  The Australian bank assisting with the transaction will file the report for me.  If there is no Australian bank involved in the transfer, I will be required to file the report myself.

CANADA

TERMS AND CONDITIONS

Nature of Grant.  The following provision replaces Paragraph 10(m) of the Subscription Agreement:

In the event of termination of my employment (whether or not in breach of local labor laws), my right to receive the stock purchase rights and purchase shares under the Stock Purchase Plan, if any, will terminate effective as of the earlier of (i) date that I am no longer actively employed, or (ii) the date upon which I receive a notice of termination of my employment; the Board shall have the exclusive discretion to determine when I am no longer actively employed for purposes of my grant.

The following provisions apply if I am a resident of Quebec:

Consent to Receive Information in English.  The parties acknowledge that it is their express wish that the present agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Data Privacy.  The following provision supplements Paragraph 12 of the Subscription Agreement:

I hereby authorize the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Stock Purchase Plan.  I further authorize the Company, the Employer and/or any Subsidiary to disclose and discuss such information with their advisors.  I also authorize the Company, the Employer and/or any Subsidiary to record such information and to keep such information in my employment file.

CZECH REPUBLIC

NOTIFICATIONS

Exchange Control Information.  I understand that the Czech National Bank may require me to fulfill certain notification requirements in relation to the purchase of shares.  I agree to fulfill such requirements to the extent applicable to me in light of my participation in the Stock Purchase Plan.

FRANCE

TERMS AND CONDITIONS

Securities Law Restriction.  My participation in the Stock Purchase Plan may be limited pursuant to the terms and conditions set forth in the Appendix for all EEA countries.

Language Consent.  By accepting this document providing for the terms and conditions of my grant, I confirm having read and understood the documents relating to this grant (the Stock Purchase Plan and this Subscription Agreement) which were provided in English language.  I accept the terms of those documents accordingly.

En acceptant ce document décrivant les termes et conditions de mon attribution, je confirme ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan et cet Accord de Souscription) qui ont été communiqués en langue anglaise.  J’accepte les termes de ces documents en connaissance de cause.

NOTIFICATIONS

Exchange Control Information.  If I import or export cash (e.g., sales proceeds received under the Stock Purchase Plan) with a value equal to or exceeding €7,600 and do not use a financial institution to do so, he I must submit a report to the customs and excise authorities.  If I maintain a foreign bank account, I am required to report the maintenance of such to the French tax authorities when filing my annual tax return.

GERMANY

TERMS AND CONDITIONS

Securities Law Restriction.  My participation in the Stock Purchase Plan may be limited pursuant to the terms and conditions set forth in the Appendix for all EEA countries.

NOTIFICATIONS

Exchange Control Information.  Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank.  If I use a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of shares acquired at purchase, the bank will make the report for me.  In addition, I must report any receivables or payables or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis.

INDIA

TERMS AND CONDITIONS

Fringe Benefit Tax Obligation.  By accepting the stock purchase rights, I agree to accept responsibility for payment of any fringe benefit tax (“FBT”) that is due in connection with shares acquired under the Stock Purchase Plan.  The amount subject to fringe benefits tax is the discount at purchase.  The rate is currently 33.99%, but could change prior to the time I purchase shares.  Furthermore, I agree that the Company and/or the Employer may collect FBT from me by any of the means set forth in Paragraph 8 of Subscription Agreement, or any other reasonable method established by the Company.  I also agree to execute promptly upon request any other consents or elections required to accomplish the foregoing.

NOTIFICATIONS

Exchange Control Information.  I understand that proceeds from the sale of shares must be repatriated to India within a reasonable period of time (i.e., two weeks).  I also understand that I should obtain a foreign inward remittance certificate (“FIRC”) from the bank for my records to document compliance with this requirement, in case evidence of such repatriation is requested by the Reserve Bank of India or the Employer.

KOREA

TERMS AND CONDITIONS

Power of Attorney.  I understand that I may be required to execute and return a Power of Attorney to my local human resources representative in order to participate in the Stock Purchase Plan and that my failure to do so may prevent me from being able to participate in the Stock Purchase Plan.

NOTIFICATIONS

Exchange Control Information.  If I receive US$500,000 or more from the sale of shares, Korean exchange control laws require that I repatriate the proceeds to Korea within 18 months of the sale.

MEXICO

TERMS AND CONDITIONS

Payroll Deductions.  In addition to any other enrollment procedures specified by the Company, in order to participate in the Stock Purchase Plan I understand that I must return the attached Payroll Withholding Authorization Form to the Employer before the beginning of the Offering Period.

Labor Law Policy and Acknowledgment.  By participating in the Stock Purchase Plan, I expressly recognize that Trimble Navigation Limited, with registered offices at 935 Stewart Drive, Sunnyvale, California 94085, U.S.A., is solely responsible for the administration of the Stock Purchase Plan and that my participation in the Stock Purchase Plan and purchase of shares of Common Stock does not constitute an employment relationship between me and the Company since I am participating in the Stock Purchase Plan on a wholly commercial basis and my sole employer is Geo de SECO S. de R.L. de C.V. (“Trimble-Mexico”).  Based on the foregoing, I expressly recognize that the Stock Purchase Plan and the benefits that I may derive from participation in the Stock Purchase Plan do not establish any rights between me and the employer, Trimble-Mexico, and do not form part of the employment conditions and/or benefits provided by Trimble-Mexico and any modification of the Stock Purchase Plan or its termination shall not constitute a change or impairment of the terms and conditions of my employment.

I further understand that my participation in the Stock Purchase Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue my participation at any time without any liability to me.

Finally, I hereby declare that I do not reserve to myself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Stock Purchase Plan or the benefits derived under the Stock Purchase Plan, and I therefore grant a full and broad release to the Company, its affiliates, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.

Reconocimiento de Ausencia de Relación Laboral y Declaración de la Política.  Participando en el Plan, reconozco expresamente que Trimble Navigation Limited, con sus oficinas registradas en 935 Stewart Drive, Sunnyvale, California 94085, U.S.A., es el único responsable de la administración del Plan y que mi participación en el mismo y la compra de acciones no constituye de ninguna manera una relación laboral entre mi persona y la Compañía dado que mi participación en el Plan deriva únicamente de una relación comercial y que mi único empleador es Geo de SECO S. de R.L. de C.V. (“Trimble-Mexico”). Derivado de lo anterior, expresamente reconozco que el Plan y los beneficios que pudieran derivar del mismo no establecen ningún derecho entre mi persona y el empleador, Trimble-Mexico, y no forman parte de las condiciones laborales y/o prestaciones otorgadas por Trimble-Mexico, y cualquier modificación al Plan o la terminación del mismo no podrá ser interpretada como una modificación o degradación de los términos y condiciones de mi trabajo.

Asimismo, entiendo que mi participación en el Plan es resultado de la decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto para modificar y/o terminar mi participación en cualquier momento, sin ninguna responsabilidad para mi persona.

Finalmente, manifiesto que no me reservo ninguna acción o derecho que origine una demanda en contra de la Compañía por cualquier compensación o daño en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia otorgo un amplio y total finiquito a la Compañía, sus afiliadas, sucursales, oficinas de representación, sus accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.

TRIMBLE NAVIGATION LIMITED
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

PAYROLL WITHHOLDING AUTHORIZATION FORM
FOR EMPLOYEES IN MEXICO

1.             The undersigned hereby elects to participate in the Trimble Navigation Limited Amended and Restated Employee Stock Purchase Plan (the “Stock Purchase Plan”) in order to purchase shares of Common Stock, in accordance with the terms and conditions of the Stock Purchase Plan and the Subscription Agreement, including the Appendix.  Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Stock Purchase Plan or the Subscription Agreement, including the Appendix.

2.             I hereby acknowledge that I have received a full copy of the Stock Purchase Plan and that I understand the terms, methods and consequences of participating in the Stock Purchase Plan.

3.             In order to make the purchases of shares of Common Stock more efficient, I hereby request and authorize my employer, Geo de SECO S. de R.L. de C.V. (the “Employer”), to withhold from my paycheck each pay period the amount specified in the Subscription Agreement.  This withholding will continue until I inform the Employer in writing to stop such payroll withholding.

4.             I hereby further request that the withholding to which the preceding paragraph refers shall be delivered by the Employer to the Company or the administrator of the Stock Purchase Plan (the “Administrator”).  These amounts shall be used by the Company or the Administrator to purchase shares of Common Stock in accordance with the terms and conditions of the Stock Purchase Plan and the Subscription Agreement, including the Appendix.

5.             I acknowledge and agree that the participation of the Employer in the Stock Purchase Plan is limited to acting as an intermediary in delivering to the Company the amounts withheld from my paycheck each pay period.  The Employer will make no additional salary payment or pay other compensation to me as a result of the Stock Purchase Plan.

6.             I hereby acknowledge that the withholding I have requested is not a loss of salary and that I have received in full for each pay period my entire salary during my participation in the Stock Purchase Plan.

7.             I acknowledge that my work relationship is exclusively with the Employer and that there is no work relationship between the Company and me.

Therefore, the Stock Purchase Plan shall not be considered a labor benefit in my favor, and my participation in the Stock Purchase Plan creates no labor obligations or rights between the Company and me.

The purchase rights are not part of normal or expected compensation for purposes of calculating any termination, severance, resignation, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments under my employment relationship with the Employer.  The value of the purchase rights and any shares purchased or to be purchased pursuant to the Stock Purchase Plan, if any, are extraordinary items, which are outside the scope of the employment contract with the Employer, if any.

8.             By participating in the Stock Purchase Plan, I accept all of its terms and conditions and, in particular, I acknowledge that:

(a)           the Stock Purchase Plan is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time;

(b)           the grant of purchase rights under the Stock Purchase Plan does not create any contractual or other right to receive future grants of purchase rights, or benefits in lieu of purchase rights;

(c)           all decisions with respect to future grants of stock purchase rights, if any, will be at the sole discretion of the Company;

(d)           my participation in the Stock Purchase Plan is voluntary;

(e)           the right to purchase shares of Common Stock, if any, ceases upon termination of employment with the Employer for any reason except as may otherwise be explicitly provided in the Stock Purchase Plan or the Subscription Agreement;

(f)            the future value of the shares of Common Stock purchased under the Stock Purchase Plan is unknown and cannot be predicted with certainty; and

(g)           the Stock Purchase Plan is governed by, and subject to, the laws of the State of California as provided in the Subscription Agreement.

Sincerely,

Signature

Name

Date

YOU MUST PRINT, SIGN AND SUBMIT THIS FORM TO THE EMPLOYER, Geo de SECO S. de R.L. de C.V., IN ORDER FOR PAYROLL DEDUCTIONS AND YOUR PARTICIPATION IN THE STOCK PURCHASE PLAN TO BEGIN.

NETHERLANDS

TERMS AND CONDITIONS

Securities Law Restriction.  My participation in the Stock Purchase Plan may be limited pursuant to the terms and conditions set forth in the Appendix for all EEA countries.

Withdrawal.  I understand that, as provided by the Stock Purchase Plan, the Subscription Agreement and the prospectus, I may withdraw all but not less than all the payroll deductions credited to my account and not yet used to purchase shares at any time by giving written notice to the Company.  I understand that all of my payroll deductions credited to my account will be paid to me promptly, without interest, after receipt of notice of withdrawal and that my participation during that Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period.

Nature of Grant.  The following provision supplements Paragraph 10 of the Subscription Agreement:

In accepting the grant of purchase rights, I acknowledge that the purchase rights granted under the Stock Purchase Plan are intended as an incentive for me to remain employed with the Employer and are not intended as remuneration for labor performed.

NOTIFICATIONS

Securities Law Information.  I am advised of Dutch insider-trading rules, which may impact the sale of shares purchased under the Stock Purchase Plan.  In particular, I may be prohibited from effectuating certain transactions if I have inside information regarding the Company.

By accepting the purchase rights and participating in the Stock Purchase Plan, I acknowledge having read and understood this Securities Law Information and further acknowledge that it is my responsibility to comply with the following Dutch insider-trading rules.

Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “inside information” related to an issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands.  “Inside information” is defined as knowledge of details concerning the issuing company to which the securities relate, which is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price.  The insider could be an employee in the Netherlands who has inside information as described herein.

Given the broad scope of the definition of inside information, certain employees of the Company, the Employer or a Subsidiary working in the Netherlands (possibly including me) may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when in possession of such inside information.

NEW ZEALAND

TERMS AND CONDITIONS

Securities Law Acknowledgment.  I acknowledge that I will receive the following documents in connection with the offer to purchase shares under the Stock Purchase Plan:

(i)	this Subscription Agreement, including the Appendix, which sets forth the terms and conditions of the offer to purchase Shares;

(ii)
a copy of the Company’s most recent annual report and most recent financial reports have been made available to enable me to make informed decisions concerning participation in the Stock Purchase Plan; and

(iii)
a copy of the description of the Trimble Navigation Limited Amended and Restated Employee Stock Purchase Plan (“Description”) (i.e., the Company’s Form S-8 Plan Prospectus under the U.S. Securities Act of 1933, as amended), and the Company will provide any attachments or documents incorporated by reference into the Description upon written request.  The documents incorporated by reference into the Description are updated periodically.  Should I request copies of the documents incorporated by reference into the Description, the Company will provide me with the most recent documents incorporated by reference.

NORWAY

TERMS AND CONDITIONS

Securities Law Restriction.  My participation in the Stock Purchase Plan may be limited pursuant to the terms and conditions set forth in the Appendix for all EEA countries.

SINGAPORE

NOTIFICATIONS

Securities Law Information.  The grant of purchase rights under the Stock Purchase Plan is being made on a private basis and is, therefore, exempt from registration in Singapore.

Director Notification.  If I am a director, associate director or shadow director of a Singaporean Subsidiary, I must notify the Singaporean Subsidiary in writing within two days of receiving or disposing of an interest (e.g., purchase rights) in the Company or a Subsidiary, or within two days of becoming a director if such an interest exists at the time.

SWEDEN

TERMS AND CONDITIONS

Securities Law Restriction.  My participation in the Stock Purchase Plan may be limited pursuant to the terms and conditions set forth in the Appendix for all EEA countries.

SWITZERLAND

NOTIFICATIONS

Securities Law Information.  The offer to participate in the Stock Purchase Plan is considered a private offering in Switzerland and is, therefore, not subject to registration in Switzerland.

UNITED ARAB EMIRATES

NOTIFICATIONS

Securities Law Information.  Participation in the Stock Purchase Plan is being offered only to qualified employees and is in the nature of providing equity incentives to employees of a Subsidiary in the United Arab Emirates.

UNITED KINGDOM

TERMS AND CONDITIONS

Securities Law Restriction.  My participation in the Stock Purchase Plan may be limited pursuant to the terms and conditions set forth in the Appendix for all EEA countries.

Joint Election.  As a condition of participation in the Stock Purchase Plan and the purchase of shares, I agree to accept any liability for secondary Class 1 National Insurance contributions which may be payable by the Company and/or the Employer in connection with the purchase rights and any event giving rise to Tax-Related Items (the “Employer NICs”).  Without prejudice to the foregoing, I agree to execute a joint election with the Company, the form of such joint election having been approved formally by Her Majesty’s Revenue and Customs (“HMRC”) (the “Joint Election”), and any other required consent or election.  I further agree to execute such other joint elections as may be required between me and any successor to the Company or the Employer.  I further agree that the Company or the Employer may collect the Employer NICs from me by any of the means set forth in Paragraph 8 of the Subscription Agreement.

If I do not enter into a Joint Election prior to the Exercise Date, I will not be entitled to purchase the shares unless and until I enter into a Joint Election, and no shares will be issued to me under the Stock Purchase Plan, without any liability to the Company or the Employer.

Tax Obligations.  The following provision supplements Paragraph 8 of the Subscription Agreement:

I agree that, if I do not pay or the Company or the Employer does not withhold from me, the full amount of Tax-Related Items that I owe at purchase of the shares, or the release or assignment of these purchase rights for consideration, or the receipt of any other benefit in connection with these purchase rights (the “Taxable Event”) within 90 days after the Taxable Event, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount that should have been withheld shall constitute a loan owed by me to the Company and/or the Employer, effective 90 days after the Taxable Event.  I agree that the loan will bear interest at the official HMRC rate and immediately will be due and repayable by me, and the Company and/or the Employer may recover it at any time thereafter by withholding such amount from Compensation or any other funds due to me by the Company or the Employer, by withholding in shares issued upon purchase or from the cash proceeds from the sale of shares or by demanding cash or a check from me.  I also authorize the Company to delay the issuance of any shares to me unless and until the loan is repaid in full.

Notwithstanding the foregoing, if I am an executive officer or director within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended, the terms of the immediately foregoing provision will not apply.  In the event that I am an executive officer or director and Tax-Related Items are not collected within 90 days of the Taxable Event, the amount of any uncollected Tax-Related Items may constitute a benefit to me on which additional income tax and National Insurance contributions may be payable.  I acknowledge that the Company and/or the Employer may recover any such additional income tax and National Insurance contributions at any time thereafter by any of the means referred to in Paragraph 8 of the Subscription Agreement.